Exhibit 15
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the incorporation by reference in Registration Statement Nos. 333-104171, 333-52016 and 333-114797 of CNH Global N.V. on Form S-8 of our report dated March 29, 2006 appearing in this Annual Report on Form 20-F of CNH Global N.V. for the year ended December 31, 2005.
/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
March 29, 2006